UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              April 28, 2011

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On April 28, 2011, BCB Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 10,161,666 outstanding votes eligible to be cast at the Annual Meeting. Shareholders considered the election of directors, the ratification of the independent registered public accounting firm, the approval of an amendment to the Company’s Certificate of Incorporation, and the approval of the Company’s 2011 Stock Option Plan.  A breakdown of the votes cast is set forth below.

1.	The election of four directors, each for a three-year term, the election of Kenneth D. Walter for a two-year term and the election of Thomas M. Coughlin for a one-year term.

Three-Year Term Nominees	For	Withheld	Broker non-votes

Robert Ballance	5,100,713	219,859	3,519,210

Joseph J. Brogan	5,105,605	214,967	3,519,210

Robert Hughes	4,997,363	323,209	3,519,210

Donald Mindiak	5,171,274	149,298	3,519,210

Two-Year Term Nominee	For	Withheld	Broker non-votes

Kenneth D. Walter	4,951,062	369,510	3,519,210

One-Year Term Nominee	For	Withheld	Broker non-votes

Thomas M. Coughlin	5,159,507	161,065	3,519,210

2.	The ratification of the appointment of ParenteBeard LLC, as the independent registered public accounting firm for the Company for the year ending December 31, 2011.

For	Against	Abstain	Broker non-votes

8,345,344	483,889	10,549	0

3.	The approval of the amendment to the BCB Bancorp, Inc. Certificate of Incorporation to authorize 10 million shares of serial preferred stock, par value $0.01 per share.

For	Against	Abstain	Broker non-votes

4,358,124	900,004	62,443	3,519,211

4.	The approval of the BCB Bancorp, Inc. 2011 Stock Option Plan.

For	Against	Abstain	Broker non-votes

4,466,266	752,175	102,130	3,519,211

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

Date: April 28, 2011	By:	/s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)